                                                                     Exhibit 2.1

                              PURCHASE AGREEMENT

                                by and between


                         MYESP ACQUISITION CORPORATION


                                      and


                                LIVEWORLD, INC.

                               TABLE OF CONTENTS

                                                                Page
                                                                ----
  ARTICLE I  THE PURCHASE.....................................   1

        1.1  Sale and Delivery of the Acquired Assets.........   1
        1.2  Assumption of Liabilities........................   1
        1.3  Purchase Price...................................   2
        1.4  Closing Payment..................................   2
        1.5  Post Closing Payments............................   2
        1.6  Post Closing Adjustments.........................   3
        1.7  The Closing......................................   3
        1.8  Further Assurances...............................   4

 ARTICLE II  REPRESENTATIONS AND WARRANTIES OF THE SELLER.....   4

        2.1  Organization, Qualification and Corporate Power..   5
        2.2  Authorization....................................   5
        2.3  Ownership and Condition of Acquired Assets.......   6
        2.4  Absence of Certain Changes.......................   6
        2.5  Intellectual Property............................   6
        2.6  Contracts........................................   7
        2.7  Acquired Assets..................................   8
        2.8  Insurance........................................   8
        2.9  Litigation.......................................   9
       2.10  Compliance with Agreements and Laws..............   9
       2.11  Advertisers......................................   9
       2.12  Financial Statements.............................  10
       2.13  Brokers' Fees....................................  10
       2.14  Disclosure.......................................  10

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE BUYER......  10

        3.1  Organization and Authority.......................  10
        3.2  Authorization....................................  11
        3.3  Regulatory Approvals.............................  11
        3.4  Broker's Fees....................................  11
        3.5  Litigation.......................................  11
        3.6  Absence of Certain Changes.......................  11

 ARTICLE IV  CONDITIONS TO CLOSING............................  12

        4.1  Conditions to Obligations of the Buyer...........  12
        4.2  Conditions to Obligations of the Seller..........  13

                               TABLE OF CONTENTS

                                  (continued)

                                                                 Page
                                                                 ----
   ARTICLE V  POST-CLOSING COVENANTS............................  13

         5.1  Proprietary Information...........................  13
         5.2  Sharing of Data...................................  14
         5.3  Use of Name.......................................  14
         5.4  Cooperation in Litigation.........................  14
         5.5  Enforcement of Insurance Claims...................  14
         5.6  Late Payments.....................................  15
         5.7  Conduct of Business...............................  15
         5.8  Information Rights................................  15
         5.9  Consents..........................................  15
        5.10  Foreign Language Versions of the Acquired Assets..  16

 ARTICLE  VI  INDEMNIFICATION...................................  16

         6.1  Indemnification...................................  16
         6.2  Indemnification Claims............................  16
         6.3  Limitations.......................................  18
         6.4  Survival..........................................  18

ARTICLE  VII  DEFINITIONS.......................................  19

ARTICLE VIII  MISCELLANEOUS.....................................  20

         8.1  Press Releases and Announcements..................  20
         8.2  No Third Party Beneficiaries......................  21
         8.3  Entire Agreement..................................  21
         8.4  Succession and Assignment.........................  21
         8.5  Counterparts......................................  21
         8.6  Headings..........................................  21
         8.7  Notices...........................................  21
         8.8  Governing Law.....................................  22
         8.9  Amendments and Waivers............................  22
        8.10  Severability......................................  22
        8.11  Expenses..........................................  22
        8.12  Specific Performance..............................  22
        8.13  Arbitration.......................................  22
        8.14  Construction......................................  23
        8.15  Incorporation of Exhibits and Schedules...........  23

                               TABLE OF CONTENTS
                                  (continued)

Schedule 1.1(a) Acquired Assets
Schedule 1.2(a) Assumed Liabilities
Schedule 1.5(a) Preparation of Quarterly Cash Flow Statement and Definitions of
                Related Terms

                              PURCHASE AGREEMENT

     Agreement entered into as of May 16, 2001 by and between myESP Acquisition Corporation, a Delaware corporation (the "Buyer"), and LiveWorld, Inc., a Delaware corporation (the "Seller"). The Buyer and the Seller are individually referred to herein as a "Party" and collectively referred to herein as the "Parties."

                             Preliminary Statement
                             ---------------------

     The Buyer desires to purchase, and the Seller desires to sell, certain assets, as described below, related to the business of providing chat, home pages, discussion boards, and related consumer-created and staff-created editorial material through the website www.talkcity.com (the "Business"). The
                                       ----------------
website www.talkcity.com and any existing or contemplated foreign language
        ----------------
versions or other variations thereof are collectively referred to herein as the "Web Site."

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                 THE PURCHASE

     1.1  Sale and Delivery of the Acquired Assets.
          ----------------------------------------

          (a) Subject to and upon the terms and conditions of this Agreement, at the Closing (as defined in Section 1.7(a)), the Seller shall sell, transfer,
                              --------------
convey, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller for the consideration specified below in this Article I, all right, title and interest of the Seller in and to all of the acquired assets, consisting of the properties, assets and other claims, rights and interests owned by the Seller that are used or held for use in the operations of the Business and that are listed on Schedule 1.1(a), all as the same shall exist on the date of the
              ---------------
Closing, free and clear of all Encumbrances, as defined hereafter (the "Acquired Assets").

          (b) At any time and from time to time after the Closing, and upon request by either Party and without further consideration, each Party shall promptly execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation, and take such other action, as each Party may with commercial reasonableness request to more effectively transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Acquired Assets, to put the Buyer in actual possession and operating control thereof, to assist the Parties in exercising all rights with respect thereto and to carry out the purpose and intent of this Agreement.

     1.2  Assumption of Liabilities.
          -------------------------

          (a) Upon and subject to the terms and conditions of this Agreement, the Buyer shall assume and become responsible for, from and after the Closing, all of the liabilities of the Seller listed on Schedule 1.2(a) (collectively,
                                               ---------------
the "Assumed Liabilities").

          (b) The Buyer shall not assume or become responsible for, and the Seller shall remain liable for, any and all liabilities or obligations (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, whether due or to become due) that are not Assumed Liabilities (collectively, the "Retained Liabilities").

     1.3  Purchase Price.  The purchase price to be paid by the Buyer for the
          --------------
Acquired Assets shall be One Million Six Hundred Thousand Dollars ($1,600,000) payable pursuant to Section 1.4 and Section 1.5 below, without interest and
                    -----------     -----------
subject to adjustment pursuant to Section 6.3 (the "Purchase Price").
                                  -----------

     1.4  Closing Payment.  At the Closing, the Buyer and the Seller shall
          ---------------
instruct State Street Bank and Trust Company (the "Escrow Agent") to release Two Hundred Thousand ($200,000) (the "Closing Payment") held in escrow pursuant to the terms of the Escrow Agreement attached hereto as Exhibit C and deliver the
                                                     ---------
Closing Payment to the Seller by one or more cashiers or certified checks or by wire transfers of immediately available funds to an account designated by the Seller.

     1.5  Post Closing Payments.
          ---------------------

          (a) Thirty days after Buyer's fiscal quarter ending June 30, 2001 and the end of every fiscal quarter thereafter, until payment of the remaining One Million Four Hundred Thousand ($1,400,000) of the Purchase Price (subject to adjustment pursuant to Section 6.3) (the "Post Closing Payment") has been paid
                       -----------
to the Seller in full, the Buyer shall prepare and deliver to the Seller a cash flow statement of the Buyer (the "Quarterly Cash Flow Statement"), prepared in accordance with Schedule 1.5(a).
                ---------------

          (b) The Seller shall deliver to the Buyer within ten (10) days after receiving the Quarterly Cash Flow Statement a detailed statement describing its objections (if any) thereto (the "Quarterly Cash Flow Statement Objection Notice"). Failure of the Seller to so object to the Quarterly Cash Flow Statement shall constitute acceptance thereof. The Buyer and the Seller shall use reasonable efforts to resolve any such objections, but if they do not reach a final resolution within thirty (30) days after the Buyer has received the Quarterly Cash Flow Statement Objection Notice, the Buyer and the Seller shall select an accounting firm mutually acceptable to them to resolve any remaining objections. If the Buyer and the Seller are unable to agree on the choice of an accounting firm, they shall select a nationally-recognized accounting firm by lot (after excluding their respective regular independent accounting firms). Such accounting firm shall determine whether the objections raised by the Seller are appropriate. The Quarterly Cash Flow Statement shall be adjusted in accordance with such firm's determination and, as so adjusted, shall be the "Final Quarterly Cash Flow Statement" for that fiscal period. Such determination by such accounting firm shall be conclusive and binding upon the Buyer and the Seller.

          (c) The Buyer and the Seller shall share the fees and expenses of such accounting firm if the use of such accounting firm becomes necessary after the Seller delivers a Quarterly Cash Flow Statement Objection Notice.

          (d)  Subject to the terms of this Section 1.5(d), if a Quarterly Cash
                                            --------------
Flow Statement Objection Notice has not been received by the Buyer within fifteen (15) days after delivering the Quarterly Cash Flow Statement to the Seller, and the Buyer, as evidenced by the Quarterly Cash Flow Statement, is "Cash Flow Positive", as defined below, the Buyer shall on that fifteenth (15th) day, pay to the Seller by one or more cashiers or certified checks or by wire transfers of immediately available funds to an account designated by the Seller, an amount equal to twenty-five percent (25%) of any "Cash Flow Positive Amount". "Cash Flow Positive" and "Cash Flow Positive Amount" shall have the meanings ascribed to them on Schedule 1.5(a).
                    ---------------

          (e)  Subject to the terms of this Section 1.5(e), if the Seller has
                                            --------------
delivered a Quarterly Cash Flow Statement Objection Notice to the Buyer, and the Buyer is Cash Flow Positive as evidenced by the Final Quarterly Cash Flow Statement, the Buyer shall pay to the Seller within three (3) business days after the date on which the Final Quarterly Cash Flow Statement is determined pursuant to Section 1.5(b) of this Agreement by one or more cashiers or
            --------------
certified checks or by wire transfers of immediately available funds to an account designated by the Seller an amount equal to twenty-five percent (25%) of any Cash Flow Positive Amount.

     1.6  Post Closing Adjustments.  The Purchase Price set forth in Section 1.3
          ------------------------                                   -----------
shall be subject to further adjustment pursuant to Section 6.3 of this
                                                   -----------
Agreement.

     1.7  The Closing.
          -----------

          (a) The closing shall take place at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 (the "Closing") and shall occur on the later of May 16, 2001 or two (2) business days following the satisfaction and/or waiver of all conditions to close set forth in Section 4 of this
                                                      ---------
Agreement or on such other date as is mutually agreeable to the Buyer and the Seller (the "Closing Date"). The Closing may occur by facsimile counterparts, and the Seller need not travel to Boston for the Closing. The execution and delivery of this Agreement shall take place simultaneously with the Closing. The transfer of the Acquired Assets by the Seller to the Buyer shall be deemed to occur at 4:00 p.m., Boston time, on the Closing Date.

          (b)  At the Closing:

               (i) the Seller shall deliver to the Buyer the various certificates, instruments and documents referred to in Section 4.1;
                                                       -----------

               (ii) the Buyer shall deliver to the Seller the various certificates, instruments and documents referred to in Section 4.2;
                                                       -----------

               (iii) the Seller shall execute and deliver to the Buyer a bill of sale attached hereto as Exhibit A and such other instruments of conveyance
                           ---------
(e.g., a trademark assignment) as the Buyer may reasonably request in order to effect the sale, transfer, conveyance and assignment to the Buyer of valid ownership of the Acquired Assets;

               (iv) the Buyer shall execute and deliver to the Seller an instrument of assumption attached hereto as Exhibit B and such other instruments
                                            ---------
as the Seller may reasonably request in order to effect the assumption by the Buyer of the Assumed Liabilities;

               (v) the Buyer shall deliver to the Seller the Closing Payment pursuant to Section 1.4;
            -----------

               (vi) the Buyer and Seller shall execute and deliver the Web Site Services and Maintenance Agreement attached hereto as Exhibit D and the
                                                           ---------
Loan and Security Agreement attached hereto as Exhibit E;
                                               ---------

               (vii) the Seller shall deliver to the Buyer the Opinion of Delaware Counsel, attached hereto as Exhibit F.
                                     ---------

               (viii) the Seller shall deliver to the Buyer the Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, attached hereto as Exhibit G;
---------

               (ix) the Buyer shall deliver to the Seller the Opinion of Hale and Dorr LLP attached hereto as Exhibit H;
                                ---------

               (x) the Buyer and Seller shall execute and deliver all documents necessary to put the Buyer in possession and control of all of the Acquired Assets of a tangible nature; and

               (xi) the Buyer and the Seller shall execute and deliver to each other a cross-receipt evidencing the transactions referred to above.

          (c)  The Agreements provided for in Section 1.7(vi) together with the
                                              ---------------
Escrow Agreement attached hereto as Exhibit C, are collectively referred to
                                    ---------
herein as the "Ancilliary Agreements".

     1.8  Further Assurances.  At any time and from time to time after the
          ------------------
Closing, at the request of the Buyer and without further consideration, the Seller shall take all commercially reasonable actions to execute and deliver such other instruments of sale, transfer, conveyance and assignment and take such commercially reasonable actions as the Buyer may reasonably determine is necessary to transfer, convey and assign to the Buyer, and to confirm Buyer's rights to, title in and ownership of, the Acquired Assets and to place the Buyer in actual possession and operating control thereof, including without limitation taking such commercially reasonable action as the Buyer may reasonably request to transfer to the Buyer and the Buyer's designated employees and agents all information and know-how included in the Acquired Assets.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE SELLER

     The Seller represents and warrants to the Buyer that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule provided by the Seller to the Buyer on the date hereof and accepted in writing by the Buyer (the "Disclosure Schedule"). The Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II, and the disclosures in any paragraph of the Disclosure Schedule shall be deemed to be disclosed and incorporated in any other paragraph of the Disclosure Schedule when such disclosure would be appropriate and the relevance of such disclosure reasonably clear from the context of the disclosure. For purposes of this Article II, the phrase "to the knowledge of the Seller" or any phrase of similar import shall be deemed to refer to the actual knowledge of Peter Friedman, Jenna Woodul, Chris Christensen, Bernie Bernstein and Gary Hector.

     2.1  Organization, Qualification and Corporate Power.  The Seller is a
          -----------------------------------------------
corporation duly organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Seller is duly qualified to conduct the Business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of the Business or requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Seller Material Adverse Effect (as defined below). The Seller has all requisite corporate power and authority to carry on the Business. The Seller has furnished to the Buyer complete and accurate copies of its Certificate of Incorporation and By-laws. The Seller is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Seller Material Adverse Effect" means a material adverse effect, financial or otherwise, on the Business or its results of operations.

     2.2  Authorization.  The execution and delivery of this Agreement by the
          -------------
Seller, and the agreements and instruments provided for herein to which the Seller is a party (the "Seller's Closing Documents"), and the consummation by the Seller of all transactions contemplated hereby, have been duly authorized by all requisite corporate action and the Seller has all requisite right, power, authority and capacity to execute, deliver and perform its obligations under the Seller's Closing Documents. The Seller's Closing Documents and obligations entered into and undertaken in connection with the transactions contemplated hereby and thereby will constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors' rights generally, and
(ii) that the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefore may be brought. The execution, delivery and performance by the Seller of this Agreement and the Ancilliary Agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both:
(a) to the knowledge of the Seller, violate the provisions of any law, rule or regulation applicable to the Seller; (b) violate the provisions of the charter or Bylaws of the Seller; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator that names the Seller or is binding on any of its properties or assets; or (d) conflict with or result in the breach or violation of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to (or with the giving of notice or lapse of time result in any of the foregoing), any indenture, mortgage, deed of trust, note, bond, license, contract or other instrument or agreement to which the Seller is a party or by which the Seller or any of its respective properties is or may be bound.

     2.3  Ownership and Condition of Acquired Assets.  The Seller is the true
          ------------------------------------------
and lawful owner, and has good title to, all of the Acquired Assets, free and clear of all Encumbrances, except as set forth in Section 2.3 of the Disclosure
                                                  -----------
Schedule. Upon execution and delivery by the Seller to the Buyer of the instruments of conveyance referred to in Section 1.7(b)(iii), the Buyer will
                                         -------------------
become the true and lawful owner of, and will receive good title to, the Acquired Assets, free and clear of all Encumbrances other than those set forth in Section 2.3 of the Disclosure Schedule. As used in this Agreement,
   -----------
"Encumbrance" means with respect to the Acquired Assets, any mortgage, lien, claim, restriction, pledge, charge, security interest or encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any voting trust, voting agreement or Sellers' agreement or conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any of the Acquired Assets and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     2.4  Absence of Certain Changes.  Except as set forth on Section 2.4 of the
          --------------------------                          -----------
Disclosure Schedule, since March 31, 2001 there has occurred no event or development which has had, or could reasonably be expected to have in the future, a Seller Material Adverse Effect.

     2.5  Intellectual Property.
          ---------------------

          (a) The Seller owns or has the right to use all (A) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, re-examination, utility, model, certificate of invention and design patents, patent applications, registrations and applications for registrations, (B) trademarks, service marks, trade drafts, logos, trade names, domain names and corporate names and registrations and applications for registration thereof, (C) copyrights and registrations and applications for registration thereof, (D) computer software, data and documentation, including without limitation all software developed or acquired for use in connection with the Business even if such software has not been used in the Business within the past twenty four (24) months, (E) trade secrets and confidential business information, whether patentable or nonpatentable and whether or not reduced to practice, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer, advertiser and supplier lists and information, (F) all data, information and lists relating to, collected from or compiled about users of the Web Site, (G) other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions) and (H) copies and tangible embodiments thereof, which are sold to Buyer as Acquired Assets (collectively, the "Intellectual Property"). The Seller has taken all reasonable measures to protect the Intellectual Property. To the knowledge of the Seller, (x) no other person or entity has any rights to any of the Intellectual Property (except pursuant to agreements or licenses specified in Section 2.5(c) of the Disclosure Schedule),
                                    --------------
and (y) no other person or entity is infringing, violating or misappropriating any of the Intellectual Property. Section 2.5(a) of the Disclosure Schedule
                                   --------------
lists each patent, patent application, copyright registration or application therefor, mask work registration or application therefor, and trademark, service mark and domain name registration or application therefor, which are part of the Intellectual Property.

          (b) To Seller's knowledge, neither the Acquired Assets, nor the operation of the Web Site, infringes or violates, or constitutes a misappropriation of, any intellectual property rights of any other person or entity. To the Seller's knowledge, none of the Intellectual Property, or the use thereof, or advertising activities or other commercial activities of the Business, infringes or violates, or constitutes a misappropriation of, any intellectual property rights of any other person or entity. Section 2.5(b) of
                                                            --------------
the Disclosure Schedule lists any complaint, claim or notice, or written threat thereof, received by the Seller alleging any such infringement, violation or misappropriation; and the Seller has provided to the Buyer complete and accurate copies of all written documentation in the possession of the Seller relating to any such complaint, claim, notice or threat. The Seller has provided to the Buyer complete and accurate copies of all written documentation in the Seller's possession relating to claims or disputes known to the Seller concerning any Intellectual Property.

          (c) Section 2.5(c) of the Disclosure Schedule identifies each license or other agreement (or type of license or other agreement) pursuant to which the Seller has licensed, distributed or otherwise granted any rights to any third Party with respect to, any Intellectual Property.

          (d) Section 2.5(d) of the Disclosure Schedule identifies each item of Intellectual Property that is owned by a Party other than the Seller, and the license or agreement pursuant to which the Seller uses it (excluding off-the-shelf software programs licensed by the Seller pursuant to "shrink wrap" licenses). Such license or agreement is assignable by the Seller to the Buyer without the consent or approval of any Party and such license or agreement will continue to be enforceable and in full force and effect immediately following the Closing in accordance with in accordance with its terms thereof as in effect prior to the Closing.

          (e) To the Seller's knowledge, all of the copyrightable materials owned by the Seller which are being acquired by Buyer as Intellectual Property and are used in the operation of the Web Site or any existing or contemplated foreign language versions or other variations of the Web Site or used in the advertising activities and other commercial activities of the Business have been created by employees of the Seller within the scope of their employment by the Seller or by independent contractors of the Seller who have executed agreements expressly assigning all right, title and interest in such copyrightable materials to the Seller. No portion of such copyrightable materials was jointly developed with any third Party.

     2.6  Contracts.
          ---------

          (a)  Section 2.6(a) of the Disclosure Schedule lists and describes
               --------------
those contracts, agreements, licenses and other instruments to which the Seller is a party and which are necessary for the Business (each, a "Contract", and collectively, the "Contracts").

          (b)  Except as set forth on Section 2.6(b) of the Disclosure Schedule:
                                      --------------

               (i) each Contract is a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, and the Seller does not have any knowledge that any Contract is not a valid and binding agreement of the other parties thereto;

               (ii) the Seller has fulfilled all material obligations required pursuant to the Contracts to have been performed by the Seller on its part prior to the date hereof;

               (iii) the Seller is not in material breach of or default under any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute such a material default, result in a loss of rights or result in the creation of any lien, charge or encumbrance, thereunder or pursuant thereto;

               (iv) to the Seller's knowledge, there is no existing material breach or material default by any other party to any Contract, and no event has occurred which with the passage of time or giving of notice or both would constitute a material default by such other party, result in a loss of rights or result in the creation of any lien, charge or encumbrance thereunder or pursuant thereto; and

               (v) to the Seller's knowledge, the Seller is not restricted by any Contract from carrying on the Business anywhere in the world.

          (c)  Except as set forth on Section 2.6(c) of the Disclosure
                                      --------------
Schedule, the continuation, validity and effectiveness of each Contract will not be materially and adversely affected by the transfer thereof to Buyer under this Agreement and all such Contracts are assignable to Buyer without a consent.

          (d)  Copies of all Contracts referred to in Section 2.6(a) of the
                                                      --------------
Disclosure Schedule have previously been delivered by the Seller to the Buyer.

     2.7  Acquired Assets.  Except for corporate overhead and administrative
          ---------------
assistance heretofore provided by the Seller, the Acquired Assets and licenses granted pursuant to the Web Site Services and Maintenance Agreement (the "Services Agreement") comprise all of the business properties, rights, licenses and assets owned or used by the Seller that are necessary for Buyer to operate the Business as presently being conducted by Seller.

     2.8  Insurance.  Copies of all fire, theft, casualty, general liability,
          ---------
workers compensation, business interruption, environmental impairment, product liability, automobile and other insurance policies currently insuring the Acquired Assets or the Business have been previously been made available to the Buyer. Section 2.8 of the Disclosure Schedule lists each insurance policy
        -----------
(including fire, theft, casualty, general liability, workers compensation, business interruption, environmental, product liability and automobile insurance policies and bond and surety arrangements) to which the Seller is a party. Such insurance policies are of the type and in amounts customarily carried by organizations conducting businesses or owning assets similar to those of the Seller. There is no material claim pending under any such policy as to which coverage has been questioned, denied or disputed by the underwriter of such policy. All premiums due and payable under all such policies have been paid, the Seller is not liable for retroactive premiums or similar payments, and the Seller is otherwise in compliance in all material respects with the terms of such policies. The Seller has no knowledge of any threatened termination of, or material premium increase with respect to, any such policy. Each such policy is assignable by the Seller to the Buyer without the consent or approval of any party and will continue to be enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing.

     2.9  Litigation.  Except as set forth on Section 2.9 of the Disclosure
          ----------                          -----------
Schedule, the Seller is not a party to, or to the Seller's knowledge threatened with, and none of the Acquired Assets are subject to, any litigation, suit, action, arbitration, mediation, audit, hearing, investigation, proceeding or controversy before any court, administrative agency or other governmental authority (each, a "Proceeding") relating to or affecting the Acquired Assets or the Business or challenging or otherwise seeking to interfere with any of the transactions contemplated by this Agreement. The Seller is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority which names the Seller and which is related to the Business.

     2.10 Compliance with Agreements and Laws.
          -----------------------------------

          (a) The Seller has all requisite licenses, permits and certificates, including environmental, health and safety permits, from federal, state, local and foreign authorities necessary to conduct the Business and own and operate the Acquired Assets, other than those the failure to obtain which could not have a Seller Material Adverse Effect (collectively, the "Permits"). Section
                                                                -------
2.10(a) (i) of the Disclosure Schedule lists all such Permits, copies of which
-----------
have previously been delivered by the Seller to the Buyer. The Seller is in material compliance with all of the terms and conditions of its Permits, and no suspension or cancellation of any Permit is pending or, to the knowledge of the Seller, threatened. Except as set forth on Section 2.10(a)(ii) of the Disclosure
                                           -------------------
Schedule, the Seller is in compliance with each federal, state, local, municipal, foreign or other constitution, order, award, decision, ruling, writ, judgment, injunction, decree, law, statute, ordinance, rule or regulation (each, an "Order") of any governmental, administrative or regulatory body, authority, agency or commission, including courts of competent jurisdiction, domestic or foreign (each, a "Governmental Entity"), that is or was applicable to it or the conduct or operation of its business or the ownership or use of any of its assets or properties, except for such non-compliance that, in the aggregate, would not have a Seller Material Adverse Effect.

          (b)  Except as set forth on Section 2.10(b) of the Disclosure
                                      ---------------
Schedule, there is no award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Entity or any arbitrator against, or binding on, the Seller which does have or may cause a Seller Material Adverse Effect, or which does or may limit or control the conduct or operations of the Business or the ownership or use of any of the Acquired Assets.

     2.11 Advertisers.  Section 2.11 of the Disclosure Schedule contains a
          -----------   ------------
complete and accurate list of the ten largest advertisers of the Business in terms of revenues during the fiscal quarter ended March 31, 2001, showing the approximate total revenues earned by the Seller from each such advertiser during each such period, net of refunds accrued on a basis consistent with GAAP. Since March 31, 2001, there has been no material adverse change in or termination of the business relationship of the Seller with any such advertiser. On a timely basis after the

Closing, the Seller will provide to the Buyer a list of all advertisers of the Business within the last twelve (12) months.

     2.12  Financial Statements.  The financial statement prepared on or about
           --------------------
April 6, 2001 and set forth in Section 2.12 of the Disclosure Schedule and
                               ------------
previously provided by the Seller to the Buyer were prepared by the Seller in good faith using the best information available to management of the Seller as of the date thereof. The information set forth in Seller's financial statements does not constitute financial statements prepared in accordance with GAAP. The Seller makes no representation or warranty regarding the accuracy of such financial statements, except that the Company represents and warrants that such financial statements were prepared in good faith.

     2.13  Brokers' Fees.  The Seller has no liability or obligation to pay any
           -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     2.14  Disclosure.  No representation or warranty by the Seller in this
           ----------
Agreement or in any Exhibit hereto, or in any list, statement, document or information set forth in or attached to any Schedule delivered or to be delivered pursuant to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading. No statement with respect to the Acquired Assets and the Business in any document filed by the Seller pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") contained, at the time it was made, any such material misstatement or admission (except as subsequently corrected or superseded by subsequently filed disclosures).

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer represents and warrants to the Seller as follows:

     3.1  Organization and Authority.  The Buyer is a corporation duly
          --------------------------
organized, validly existing and in corporate and tax good standing under the laws of the State of Delaware. The Buyer is duly qualified to conduct its business and is in corporate and tax good standing under the laws of each jurisdiction in which the nature of its business or requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Buyer Material Adverse Effect (as defined below). The Buyer has all requisite corporate power and authority (corporate and other) to carry on its business, to execute and deliver this Agreement and the Buyer's Instrument of Assumption and to consummate the transactions contemplated hereby and thereby. The Buyer has furnished to the Seller complete and accurate copies of its Certificate of Incorporation and By-laws. The Buyer is not in default under or in violation of any provision of its Certificate of Incorporation or By-laws. For purposes of this Agreement, "Buyer Material Adverse Effect" means a material adverse effect, financial or otherwise, on the Buyer's business or its results of operations.

     3.2  Authorization.  The execution and delivery of this Agreement by the
          -------------
Buyer, and the agreements and instruments provided for herein to which the Buyer is a party (the "Buyer's Closing Documents"), and the consummation by the Buyer of all transactions contemplated hereby, have been duly authorized by all requisite corporate action and the Buyer has all requisite right, power, authority and capacity to execute, deliver and perform its obligations under the Buyer's Closing Documents. The Buyer's Closing Documents and obligations entered into and undertaken in connection with the transactions contemplated hereby and thereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Certificate of Incorporation or Bylaws; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or violation of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust, note, bond, license, contract or other instrument or agreement to which the Buyer is a party or by which the Buyer or any of its properties is or may be bound. No consents and approvals of third parties are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

     3.3  Regulatory Approvals.  All consents, approvals, authorizations and
          --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement have been obtained and satisfied.

     3.4  Broker's Fees.  The Buyer has no liability or obligation to pay any
          -------------
fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

     3.5  Litigation.  The Buyer is not a party to, or to the Buyer's knowledge
          ----------
threatened with, any Proceeding relating to or affecting the Acquired Assets or the Business or challenging or otherwise seeking to interfere with any of the transactions contemplated by this Agreement. The Buyer is not in violation of or in default with respect to any judgment, order, writ, injunction, decree or rule of any court, administrative agency or governmental authority or any regulation of any administrative agency or governmental authority which names the Buyer.

     3.6  Absence of Certain Changes.  The Buyer has previously provided the
          --------------------------
Seller with all contracts entered into since Buyer's inception. Since April 24, 2001, the Buyer has not entered into any agreements or conducted any business that could adversely affect the transactions contemplated by this Agreement or the ability of Buyer to be Cash Flow Positive.

                                  ARTICLE IV

                             CONDITIONS TO CLOSING

     4.1  Conditions to Obligations of the Buyer.  The obligation of the Buyer
          --------------------------------------
to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

          (a)  Truth of Representations and Warranties of the Seller,
               ------------------------------------------------------
Compliance with Covenants and Obligations.  The representations and warranties
-----------------------------------------
of the Seller in this Agreement that are qualified as to materiality shall be true and correct in all respects, and all other representations and warranties of the Seller in this Agreement shall be true in all material respects, in each case on the date of this Agreement, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied in all material respects with each of the terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date;

          (b)  Corporate Proceedings.  All corporate and other proceedings
               ---------------------
required to be taken on the part of the Seller to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Acquired Assets shall have been taken;

          (c) no action, suit or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) materially adversely affect the right of the Buyer to own, operate or control the Business or any of the Acquired Assets following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (d) the Seller shall have delivered to the Buyer a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clauses (a) through (c) of this
Section 4.1 is satisfied in all respects;
-----------

          (e) the Buyer shall have received from Delaware counsel to the Seller an opinion with respect to the matters set forth in Exhibit F attached hereto,
                                                    ---------
addressed to the Buyer and dated as of the Closing Date;

          (f) the Buyer shall have received from Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Seller, an opinion with respect to the matters set forth in Exhibit G attached hereto, addressed to the Buyer
                            ---------
and dated as of the Closing Date;

          (g) the Seller shall have delivered to the Buyer all tax lien waivers available under California law; and

          (h) all actions to be taken by the Seller in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents, including the Ancillary Agreements, required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Buyer.

     4.2  Conditions to Obligations of the Seller.  The obligation of the
          ---------------------------------------
Seller to consummate the transactions to be performed by it in connection with the Closing is subject to the satisfaction of the following conditions:

          (a)  Truth of Representations and Warranties of the Buyer;
               -----------------------------------------------------
Compliance with Covenants and Obligations.  The representations and warranties
-----------------------------------------
of the Buyer in this Agreement shall be true in all material respects on the date of this Agreement. The Buyer shall have performed and complied in all material respects with each of the terms, conditions, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

          (b)  Corporate Proceedings.  All corporate and other proceedings
               ---------------------
required to be taken on the part of the Buyer to authorize or carry out this Agreement and to convey, assign, transfer and deliver the Acquired Assets shall have been taken;

          (c) no action, suit or proceeding shall be pending or threatened before any Governmental Entity wherein an unfavorable judgment, order, decree, stipulation or injunction would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) materially adversely affect the right of the Buyer to own, operate or control the Business or any of the Acquired Assets following the Closing, and no such judgment, order, decree, stipulation or injunction shall be in effect;

          (d) the Buyer shall have delivered to the Seller a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified in clause (a) through (c) of this
Section 4.2 is satisfied in all respects;
-----------

          (e) the Seller shall have received from Hale and Dorr LLP, counsel to the Buyer, an opinion with respect to the matters set forth in Exhibit H
                                                               ---------
attached hereto, addressed to the Seller and dated as of the Closing Date;

          (f) all actions to be taken by the Buyer in connection with the consummation of the transactions contemplated hereby and all certificates, instruments and other documents, including the Ancillary Agreements, required to effect the transactions contemplated hereby shall be reasonably satisfactory in form and substance to the Seller; and

          (g) the Buyer shall have delivered to the Seller all documents relating to and evidencing the financing of the Buyer.

                                   ARTICLE V

                            POST-CLOSING COVENANTS

     5.1  Proprietary Information.  From and after the Closing, the Seller and
          -----------------------
the Buyer shall hold in confidence, all knowledge, information and documents of a confidential nature or not generally known to the public with respect to the Seller or the Buyer or their respective businesses and shall not disclose or make use of the same without the written consent of the other Party, except to the extent that such knowledge, information or documents shall have become public knowledge other than through a breach of this Agreement by the Party seeking to disclose the information.

     5.2  Sharing of Data.
          ---------------

          (a) The Seller shall have the right for a period of seven years following the Closing Date to have reasonable access to such books, records and accounts, including financial information, correspondence and other records that are transferred to the Buyer pursuant to the terms of this Agreement for the limited purposes of concluding its involvement in the business conducted by the Seller prior to the Closing Date and for complying with its obligations under applicable securities or other laws and regulations. The Buyer shall have the right for a period of seven years following the Closing Date to have reasonable access to those books, records and accounts, including financial and tax information, correspondence, production records, employment records and other records that are retained by the Seller pursuant to the terms of this Agreement to the extent that any of the foregoing is needed by the Buyer in order to comply with its obligations under applicable securities or other laws and regulations. Neither the Buyer nor the Seller shall destroy any such books, records or accounts retained by it without first providing the other Party with the opportunity to obtain or copy such books, records, or accounts.

          (b)  Promptly upon request by the Buyer made at any during the three
(3) year period following the Closing Date, the Seller shall authorize the release to the Buyer of all files pertaining to the Acquired Assets held by any federal, state, county or local authorities, agencies or instrumentalities.

     5.3  Use of Name.  The Seller agrees not to use or attempt to register the
          -----------
name TALK CITY and www.talkcity.com or any name confusingly similar thereto after the Closing Date.

     5.4  Cooperation in Litigation.  From and after the Closing Date, each
          -------------------------
Party shall fully cooperate with the other in the defense or prosecution of any litigation or proceeding already instituted or which may be instituted hereafter against or by such other Party relating to the Business prior to or after the Closing Date (other than litigation arising out the transactions contemplated by this Agreement). The Party requesting such cooperation shall pay the reasonable out-of-pocket expenses incurred in providing such cooperation (including legal fees and disbursements) by the Party providing such cooperation and by its officers, directors, employees and agents, but shall not be responsible for reimbursing such Party or its officers, directors, employees and agents, for their time spent in such cooperation.

     5.5  Enforcement of Insurance Claims.  The Seller hereby assigns to the
          -------------------------------
Buyer the right to pursue and enforce, and hereby irrevocably appoints the Buyer as its true and lawful attorney-in-fact with full power in the name of and on behalf of the Seller for the purpose of pursuing and enforcing, any and all rights of the Seller under any insurance policies of the Seller with respect to any occurrence, claim or loss (including without limitation any product liability claim) which is the subject of an indemnity obligation by the Seller to the Buyer under Article VI of this Agreement; provided that the Buyer may not exercise such right or power unless the

Seller fails to promptly and expeditiously pursue and enforce its rights under its insurance policies with respect to such occurrence, claim or loss. The power of attorney conferred upon the Buyer by the Seller pursuant to this Section 5.5
                                                                    -----------
is an agency coupled with an interest and all authority conferred hereby shall be irrevocable, and shall not be terminated by the dissolution or the liquidation of the Seller or any other act of the Seller.

     5.6  Late Payments.  In addition to any other remedies available to the
          -------------
Buyer at law or provided in this Agreement or in the Ancillary Agreements, if the Buyer does not make timely Post Closing Payments as set forth in Section 1.5
                                                                     -----------
of this Agreement (any such late payment referred to as an "Unpaid Amount"), interest shall accrue annually at the rate of the greater of ten percent (10%) or the maximum amount allowable under law on the Unpaid Amount until the Unpaid Amount and any accrued interest are paid in full.

     5.7  Conduct of Business.  Following the Closing, Buyer shall use its
          -------------------
commercially reasonable efforts to operate the Business in a prudent manner so as to preserve the value of the Acquired Assets and the Business, generally; to preserve the goodwill of the employees, representatives and customers of the Business, and other persons with which there are significant relationships essential to the operation of the Business; and to go Cash Flow Positive.

     5.8  Information Rights.
          ------------------

          (a) Until ninety (90) days after the date of this Agreement, the Buyer will use its best efforts to share all income statements, cash flow statements and balance sheets prepared for internal purposes for use in the Business with the Seller. Thereafter, and until the Post Closing Payment has been paid to the Seller in full: (i) within fifteen (15) days after the end of each calendar month after the Closing, the Buyer shall prepare and deliver to the Seller an unaudited income statement and statement of cash flows for such month and an unaudited balance sheet as of the end of such month; (ii) within forty-five (45) days after the end of each fiscal quarter after the Closing, the Buyer shall prepare and deliver to the Seller an unaudited income statement and statement of cash flows for such quarter and an unaudited balance sheet as of the end of such quarter; and (iii) within ninety (90) days after the end of each fiscal year after the Closing, the Buyer shall prepare and deliver to the Seller audited consolidated financial statements of the Buyer for such year, prepared in accordance with generally accepted accounting principles and certified by independent public accountants selected by the Buyer's Board of Directors.

          (b) Until the Post Closing Payment has been paid to the Seller in full, but not more frequently than once during each fiscal quarter, the Buyer shall permit the Seller to visit and inspect the Buyer's properties, to examine its books of account and records and to discuss the Buyer's affairs, finances and accounts with its officers, all at such reasonable times as may be reasonably requested by the Seller. In connection with this right, the Seller agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the rights granted in this Section 5.8(b).
        --------------

     5.9  Consents.  To the extent not received prior to the Closing, the Seller
          --------
shall use commercially reasonable efforts to obtain the consents of those parties to the Contracts listed on Section 2.6(a) of the Disclosure Schedule on
                                   --------------
a timely basis following the Closing.

     5.10 Foreign Language Versions of the Acquired Assets.  To the extent not
          ------------------------------------------------
received prior to the Closing, the Seller shall use commercially reasonable efforts to transfer any and all foreign language versions of the Acquired Assets to the Buyer.

                                  ARTICLE VI

                                INDEMNIFICATION

     6.1  Indemnification.
          ---------------

          (a) The Seller shall indemnify the Buyer in respect of, and hold the Buyer harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise), monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation amounts paid in settlement, interest, court costs, costs of investigators, fees and expenses of attorneys, accountants, financial advisors and other experts, and other expenses of litigation) ("Damages") incurred or suffered by the Buyer thereof resulting from, relating to or constituting: (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Seller contained in this Agreement; or
(ii) any Retained Liabilities.

          (b) The Buyer shall indemnify the Seller in respect of, and hold the Seller harmless against, any and all Damages incurred or suffered by the Seller thereof resulting from, relating to or constituting: (i) any misrepresentation, breach of warranty or failure to perform any covenant or agreement of the Buyer contained in this Agreement; or (ii) the Buyer's failure to satisfy any Assumed Liabilities.

     6.2  Indemnification Claims.
          ----------------------

          (a)  If any Party seeks to assert rights to indemnification under this
Article VI (the "Indemnified Party"), the Indemnified Party shall give written notification to the Party from whom indemnification is sought (the "Indemnifying Party") of the commencement of any suit or proceeding relating to a third-party claim for which indemnification pursuant to this Article VI may be sought. Such notification shall be given within twenty (20) business days after receipt by the Indemnified Party of notice of such suit or proceeding, and shall describe in reasonable detail (to the extent known by the Indemnified Party) the facts constituting the basis for such suit or proceeding and the amount of the claimed damages; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder except to the extent of any damage or liability caused by or arising out of such failure. Within twenty (20) days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such suit or proceeding with counsel reasonably satisfactory to the Indemnified Party; provided that the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such suit or proceeding constitute Damages for which the Indemnified Party may be indemnified pursuant to this Article VI and that any assumption of control of a defense by the Indemnifying Party shall not, solely by such assumption of control, be an admission or concession of any liability under this Article VI on the part of the Indemnifying Party. If the Indemnifying Party does not so assume control of such defense, the Indemnified Party shall control such defense. The Party not controlling such defense (the "Non-controlling Party") may participate therein at its own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such suit or proceeding, the reasonable fees and expenses of counsel to the Indemnified Party shall be considered "Damages" for purposes of this Agreement. The Party controlling such defense (the "Controlling Party") shall keep the Non-controlling Party advised of the status of such suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Non-controlling Party with respect thereto. The Non-controlling Party shall furnish the Controlling Party with such information as it may have with respect to such suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such Party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the Controlling Party in the defense of such suit or proceeding. The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed; provided that the consent of the Indemnified Party shall not be required if the Indemnifying Party agrees in writing to pay any amounts payable pursuant to such settlement or judgment and such settlement or judgment includes a complete release of the Indemnified Party from further liability and has no other adverse effect on the Indemnified Party. The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, any such suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.

               (b) In order to seek indemnification under this Article VI, the Indemnified Party shall give written notification (a "Claim Notice") to the Indemnifying Party which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred or reasonably expected to be incurred by the Indemnified Party and (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VI for such Damages and a reasonable explanation of the basis therefor.

               (c) Within twenty (20) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case and subject to Section 6.3, the Buyer (if it is the Indemnified Party)
                    -----------
shall be entitled to withhold a portion of the Purchase Price otherwise payable to the Seller equal to the Claimed Amount); (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case and subject to Section 6.3, the Buyer (if it is
                                               -----------
the Indemnified Party) shall be entitled to withhold a portion of the Purchase Price otherwise payable to Seller equal to the Agreed Amount) or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes its liability for all or part of the Claimed Amount, the Parties shall follow the procedures set forth in Section
                                                                         -------
6.2(d) for the resolution of such dispute (a "Dispute").
------

               (d) During the thirty (30) day period following the delivery of a Response that reflects a Dispute, the Parties shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such thirty (30) day period, the Parties shall submit the Dispute to binding arbitration (the "ADR Procedure"). In the event the Parties pursue the ADR Procedure, the Parties shall, in consultation with the chosen dispute resolution service (the "ADR Service"), promptly agree upon a format and timetable for the ADR Procedure, agree upon the rules applicable to the ADR Procedure, and promptly undertake the ADR Procedure. All statements, offers, opinions and disclosures (whether written or oral) made in the course of the ADR Procedure by or on behalf of the Parties or the ADR Service shall be treated as confidential. The fees and expenses of any ADR Service used by the Parties shall be shared equally by the Parties.


               (e)  Notwithstanding the other provisions of this Section 6.2, if
                                                                 -----------
a third party asserts (other than by means of a lawsuit) that the Indemnified Party is liable to such third party for a monetary or other obligation which may constitute or result in Damages for which Indemnified Party may be entitled to indemnification pursuant to this Article VI, and Indemnified Party reasonably determines that it has a valid business reason to fulfill such obligation, then
(i) the Indemnified Party shall be entitled to satisfy such obligation, without prior notice to or consent from the Indemnifying Party, (ii) the Indemnified Party may subsequently make a claim for indemnification in accordance with the provisions of this Article VI, and (iii) the Indemnified Party shall be reimbursed, in accordance with the provisions of this Article VI, for any such Damages for which it is entitled to indemnification pursuant to this Article VI (subject to the right of the Indemnifying Party to dispute the Indemnified Party's entitlement to indemnification, or the amount for which it is entitled to indemnification, under the terms of this Article VI).

          6.3  Limitations.  Notwithstanding anything to the contrary herein,
               -----------
(i) any amounts payable to Buyer pursuant to this Article VI shall be treated as a reduction in the Purchase Price, provided, however, that in no event shall the Buyer be entitled to collect any portion of the Purchase Price that has already been paid to the Seller; (ii) the aggregate liability of the Seller or the Buyer for Damages under this Article VI shall be limited to the lesser of (x) twenty percent (20%) of any unpaid portion of the Purchase Price or (y) $280,000, in either case such amount to be the sole and exclusive remedy for any indemnification claims arising from this Agreement and the transactions contemplated herein provided however that the limitation of liability under this
Section 6.3(ii) shall not apply to the Buyer's obligation to pay the Purchase Price or to satisfy the Assumed Liabilities; and (iii) the Seller shall not be liable under this Article VI unless and until the aggregate Damages for which it would otherwise be liable exceeds $25,000 (at which point the Seller shall become liable for the aggregate Damages, and not just amounts in excess of $25,000).

          6.4  Survival.
               --------

               (a) The representations, warranties, covenants and agreements of the Seller set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until twelve
(12) months after the Closing Date and shall not be affected by any examination made for or on behalf of the Buyer or the knowledge of any of the Buyer's officers, directors, stockholders, employees or agent. Notwithstanding the foregoing, the representations contained in Section 2.3 relating to the Seller's authority to engage in the transactions contemplated hereby shall survive without limit.

               (b) The indemnification obligations of the Seller set forth in this Agreement shall survive the Closing and the consummation of the transactions contemplated hereby and continue until twelve (12) months after the Closing Date and shall not be affected by any examination made for or on behalf of the Seller or the knowledge of any of the Seller's officers, directors, stockholders, employees or agent.

               (c) If the Indemnified Party delivers to the Indemnifying Party, before the end of the twelve (12) month period after the Closing Date, either a Claim Notice based upon a breach of such representation or warranty or the failure to satisfy any Assumed Liabilities, or a notice that, as a result of a legal proceeding instituted by or written claim made by a third party, the Indemnified Party reasonably expects to incur Damages as a result of a breach of such representation or warranty or failure to satisfy an Assumed Liability (an "Expected Claim Notice"), then such representation or warranty or indemnity obligation shall survive until, but only for purposes of, the resolution of the matter covered by such notice. If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnified Party.

                                  ARTICLE VII

                                  DEFINITIONS

     For purposes of this Agreement, each of the following defined terms is defined in the Section of this Agreement indicated below.


               Defined Term                              Section
               ------------                              ---------
               Acquired Assets                           1.1(a)
               ADR Procedure                             6.2(d)
               ADR Service                               6.2(d)
               Agreed Amount                             6.2(c)
               Ancillary Agreements                      1.7(c)
               Assumed Liabilities                       1.2(a)
               Business                                  Preliminary Statement
               Buyer                                     Introduction
               Buyer's Closing Documents                 3.2
               Cash Flow Positive                        Schedule 1.5(a)
               Cash Flow Positive Amount                 Schedule 1.5(a)
               Claim Notice                              6.2(b)
               Claimed Amount                            6.2(b)
               Closing                                   1.7(a)
               Closing Date                              1.7(a)
               Closing Payment                           1.4
               Contract                                  2.6(a)

               Controlling Party                                 6.2(a)
               Damages                                           6.1
               Disclosure Schedule                               Article II
               Dispute                                           6.2(c)
               Encumbrance                                       2.3(a)
               Escrow Agent                                      1.4
               Exchange Act                                      2.14
               Expected Claim Notice                             6.5(b)
               Final Quarterly Cash Flow Statement               1.5(b)
               Governmental Entity                               2.10(a)
               Individually Material Consents                    4.1(c)
               Intellectual Property                             1.1(a)(i)
               Non-Controlling Party                             6.2(a)
               Order                                             2.10(a)
               Party                                             Introduction
               Parties                                           Introduction
               Permits                                           2.10(a)
               Post Closing Payment                              1.5(a)
               Proceeding                                        2.9
               Purchase Price                                    1.3
               Quarterly Cash Flow Statement                     1.5(a)
               Quarterly Cash Flow Statement Objection Notice    1.5(b)
               Response                                          6.2(c)
               Retained Liabilities                              1.2(b)
               Rules                                             8.13(a)
               Seller                                            Introduction
               Seller's Closing Documents                        2.2
               Seller Material Adverse Effect                    2.1
               Seller Trademarks                                 2.5(a)
               Services Agreement                                2.7
               Unpaid Amount                                     5.6
               Web Site                                          Preliminary Statement


                                 ARTICLE VIII

                                 MISCELLANEOUS

     8.1  Press Releases and Announcements.  Neither Party shall issue any press
          --------------------------------
release or announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that such
                                               --------  -------
approval shall not be unreasonably withheld or delayed, and provided further,
                                                            ----------------
however, that either Party may make any public disclosure it believes in good
-------
faith is required by law or regulation, in which case the disclosing Party shall advise the other Party and provide it with a copy of the proposed disclosure no less than two (2) business days prior to making the disclosure.

     8.2  No Third Party Beneficiaries. This Agreement shall not confer any
          ----------------------------
rights or remedies upon any person other than the Parties and their respective successors and permitted assigns.

     8.3  Entire Agreement.  This Agreement (including the documents referred to
          ----------------
herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, that may have related in any way to the subject matter hereof.

     8.4  Succession and Assignment. This Agreement shall be binding upon and
          -------------------------
inure to the benefit of the Parties named herein and their respective successors and permitted assigns. Neither Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

     8.5  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signatures.

     8.6  Headings.  The section headings contained in this Agreement are
          --------
inserted interpretation of this Agreement.

     8.7  Notices.  All notices, requests, demands, claims, and other
          --------
communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly delivered two (2) business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:


          If to the Seller:                     Copy to:
          ----------------                      -------
                                                Wilson Sonsini Goodrich & Rosati
          LiveWorld, Inc.                       605 Page Mill Road
          1919 South Bascom Avenue              Palo Alto, CA 94304-1050
          Campbell, CA 95008                    Attn:  Page Mailliard, Esq.
          Attn:  Corporate Counsel

          If to the Buyer:                      Copy to:
          ---------------                       -------

          myESP Acquisition Corporation         Hale and Dorr LLP
          Straube Center                        60 State Street
          Suite K-20, 6                         Boston, MA 02109
          114 West Franklin Avenue              Attn: John K.P. Stone, III, Esq.
          Pennington, NJ 08534
          Attn:  President



     Either Party may give any notice, request, demand, claim, or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Either Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

     8.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the internal laws (and not the law of conflicts) of the State of Delaware.

     8.9  Amendments and Waivers. The Parties may mutually amend any provision
          ----------------------
of this Agreement at any time prior to the Closing with the prior authorization of their respective Boards of Directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each of the Parties. No waiver by either Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     8.10  Severability. Any term or provision of this Agreement that is invalid
           ------------
or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

8.11  Expenses.  Each Party shall bear its own costs and expenses (including
      --------
legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

     8.12  Specific Performance. Each Party acknowledges and agrees that the
           --------------------
other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions of Section 8.13), in addition to any other remedy to
                              ------------
which it may be entitled, at law or in equity.

     8.13  Arbitration.
           -----------

           (a)  Subject to Section 8.12, the Parties agree that any dispute or
                           ------------
     controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, shall be settled by binding arbitration to be held in accordance with the American Arbitration Association Commercial Arbitration Rules, and Supplemental Procedures for Large Complex Disputes (together the "Rules"). If the Buyer initiates the arbitration, such arbitration shall be held in the county of Santa Clara, California. If the Seller initiates the arbitration, such arbitration shall be held in the city of Boston, Massachusetts. Such dispute or controversy shall be settled by arbitration conducted by one arbitrator mutually agreeable to the Seller and the Buyer. In the event that within fifteen (15) days after submission of any dispute to arbitration, the Seller and the Buyer cannot mutually agree on one arbitrator, the Seller and the Buyer shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, shall be final, binding and conclusive upon the parties to the arbitration. Judgment may be entered on the arbitrator(s)' decision in any court having jurisdiction.


          (b) At the request of either Party, the arbitrator(s) will enter an appropriate protective order to maintain the confidentiality of information produced or exchanged in the course of the arbitration proceedings.

          (c) The arbitrator(s) shall apply Delaware law to the merits of any dispute or claim, without reference to rules of conflicts of law.

          (d) THE PARTIES HAVE READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE PARTIES UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY AGREE, EXCEPT AS SET FORTH IN SECTION 8.12 ABOVE, TO SUBMIT ANY CLAIMS
                                   ------------
ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE PARTY'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES ARISING OUT OF, RELATING TO OR IN CONNECTION WITH THIS AGREEMENT.

          8.14  Construction. The language used in this Agreement shall be
                ------------
deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against either Party. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

          8.15  Incorporation of Exhibits and Schedules. The Exhibits and
                ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

                  [Remainder of page intentionally left blank]

     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                            MYESP ACQUISITION CORPORATION

                                              /s/ Robert A. Young
                                            ---------------------------------
                                            Robert A. Young
                                            President

                                            LIVEWORLD, INC.

                                              /s/ Peter H. Friedman
                                            ---------------------------------
                                            Peter H. Friedman
                                            Chief Executive Officer

                                Schedule 1.1(a)
                                ---------------

                                Acquired Assets
                                ---------------

     Subject to the terms and conditions of the attached Agreement, Buyer is acquiring, effective from and after the Closing, all of the following assets:

1.   Hardware:

---------------------------------------------------------------------------------------------------------------------
                     Network Name     Make                         Serial       Asset   Service Contract
                     ------------     ----                         ------       -----   ----------------
---------------------------------------------------------------------------------------------------------------------
Ad Master            Adserv1          Enterprise 250               850F393C     002668
---------------------------------------------------------------------------------------------------------------------
                     admaster disks   Storedge D1000               007H348B     002088
---------------------------------------------------------------------------------------------------------------------
Ad Servers           Adserv2          Enterprise 250               909H33D3     002667            Expired
---------------------------------------------------------------------------------------------------------------------
                     Adserv3          Enterprise 2                 926H49B4     002586            Expired
---------------------------------------------------------------------------------------------------------------------
                     Adserv4          Enterprise 2                 931H29FE     002656            Expired
---------------------------------------------------------------------------------------------------------------------
                     Adserv5          Enterprise 2                 931H29F7     002663            Expired
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Load Balancer        Big IP 1         F5 Big IP                    BIP01608S    002536            Jun-01
---------------------------------------------------------------------------------------------------------------------
                     Big IP 2         F5 Big IP                    BIP01607S    002531            Jun-01
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Bots machines        Bots1            Netra t1                     019A0ACF     002644
---------------------------------------------------------------------------------------------------------------------
                     Bots3            Netra t1                     019A0BF4     002494
---------------------------------------------------------------------------------------------------------------------
                     Mickey 2         Enterprise 2                 931H2A12     002266            Expired  NK20052322
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
 Chat Network        Chat Hub         QES                          *            002581            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat1            QES                          *            002615            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat2            QES                          *            002614            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat3            QES                          *            002608            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat4            QES                          *            002584            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat5            QES                          *            002641            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat6            QES                          *            002632            Expired
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Windows 2000         BC (W2K)         QES                          *            002522            Expired
chat network
---------------------------------------------------------------------------------------------------------------------
                     Chat 4 (W2K)     QES                          *            002228            Expired
---------------------------------------------------------------------------------------------------------------------
                     Chat3 (W2k)      QES                          *            002226            Expired
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Database server      DBS002           Enterprise 4500              912H2F7A     002598  GOLD      Mar-01   NK20073629
---------------------------------------------------------------------------------------------------------------------
                     DBS002 Array     Disk array for 4500          026H4405     002601  GOLD      Mar-01   NK20073630
                     3
---------------------------------------------------------------------------------------------------------------------
                     DBS002 Array     Disk array for 4500          944H319D     002063  GOLD      Mar-01   NK20073631
                     4
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
NetApps              NetDisk          NetApps F760                 14386                          Jan-02
---------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      S99078169                      Jan-02
---------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      S98516166                      Jan-02
---------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      S99150909                      Jan-02
---------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      *                              Jan-02
---------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      *                              Jan-02
---------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      *                              Jan-02
---------------------------------------------------------------------------------------------------------------------
                     Tiger            NetApps F760                 21708        002580            Jan-02
---------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                                      Network Appliance Disks      348183       002573              Jan-02
-----------------------------------------------------------------------------------------------------------------------
                     f70              Network Appliance Disks      S99500165    002579              Jan-02
-----------------------------------------------------------------------------------------------------------------------
                     f71              Network Appliance Disks      S99499023    002578              Jan-02
-----------------------------------------------------------------------------------------------------------------------
                     f72              Network Appliance Disks      S99500227    002577              Jan-02
-----------------------------------------------------------------------------------------------------------------------
                     f73              Network Appliance Disks      S99498639    002576              Jan-02
-----------------------------------------------------------------------------------------------------------------------
                     f74              Network Appliance Disks      S99509580    002575              Jan-02
-----------------------------------------------------------------------------------------------------------------------
                     f75              Network Appliance Disks      S99500777    002574              Jan-02
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Frontpage 2000       Frontpage 1      Netra T1                     031C0323     002224
server
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Frontpage servers    Setter           QES                          *            002683              Expired
-----------------------------------------------------------------------------------------------------------------------
                     Healer           QES                          *            002662              Expired
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
                     Home1            Enterprise 2                 926H49B5     002709              Expired
-----------------------------------------------------------------------------------------------------------------------
                     Home2            Netra T1                     941A4671     Warranty            Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Home3            Enterprise 2
-----------------------------------------------------------------------------------------------------------------------
                     Home5            Netra T1                     *499         002509    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
home ftp servers     homeftp1         Netra T1                     020C0F75     002100    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     homeftp2         Netra T1                     030C002A     002043    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
image servers        images1          Netra T1                     024C02B4     002604    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Jservs               jserv1           Enterprise 420R              027H260C     002175    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------
                     jserv2           Enterprise 420R              027H263C     002179    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------
                     jserv3           Enterprise 420R              026H4B70     002183    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------
                     jserv4           Enterprise 420R              026H4BCD     002187    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------
                     jserv5           Enterprise 420R              011H44D0     002115    Gold      May-01   NK20085101
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Proxy Servers        Proxy1           Enterprise 220R              026H491C     002178    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Proxy2           Enterprise 220R              026H49EA     002182    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Proxy3           Enterprise 220R              026H49DE     002186    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Proxy4           Enterprise 220R              026H49F4     002190    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Proxy5           Enterprise 220R              026H49EF     002194    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Proxy6           Enterprise 220R              026H491F     002197    Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Firewall             Chat Pix2        Cisco Pix                    18028175     2221      Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------
                     Chat Pix1        Cisco PIX                    18031445     2222      Warranty  Aug-01
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
webservers           www1             Enterprise 420R              026H4BE6     002177    Warranty  Sep-01
www.talkcity.com
----------------
-----------------------------------------------------------------------------------------------------------------------
                     www2             Enterprise 420R              027H266D     002181    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------
                     www3             Enterprise 420R              027H2642     002185    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------
                     www4             Enterprise 420R              027H263D     002189    Warranty  Sep-01
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Admin Servers        wwwadmin         Netra T1                     024C02B5     002613    Warranty  01-Aug
-----------------------------------------------------------------------------------------------------------------------
                     homeadmin        Netra T1                     024C0286     002605    Warranty  01-Aug
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
DNS                  ns2              Netra T1                     018A1565     002330    Warranty  01-Aug
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Mail                 ??
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Boards Server        boards1          Netra T1                     *
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Console Switches                      Cisco 2500                   251284572    002203       Jul-01
---------------------------------------------------------------------------------------------------------------------
                                      Cisco 2500                   251289523    002202       Jul-01
---------------------------------------------------------------------------------------------------------------------
                                      Cisco 2500                   251235741    002205       Jul-01
---------------------------------------------------------------------------------------------------------------------
                                      Cisco 2500                   251235735    002551       Jul-01
---------------------------------------------------------------------------------------------------------------------
                                      Cisco 2500                   251284573    002200       Jul-01
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Cabinet Switches                      Foundry Fast Iron            1815         002206       Jun-01
                                      Workgroup
---------------------------------------------------------------------------------------------------------------------
                                      Foundry Fast Iron            1827         002233       Jun-01
                                      Workgroup
---------------------------------------------------------------------------------------------------------------------
                                      Foundry Fast Iron            1814         002211       Jun-01
                                      Workgroup
---------------------------------------------------------------------------------------------------------------------
                                      Foundry Fast Iron            1816         002234       Jun-01
                                      Workgroup
---------------------------------------------------------------------------------------------------------------------
                                      Foundry Fast Iron            1824         002208       Jun-01
                                      Workgroup
---------------------------------------------------------------------------------------------------------------------
                                      Foundry Fast Iron            1818         002210       Jun-01
                                      Workgroup
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Core Switch          Fast Iron 2      Foundry Fast Iron 2          1061         2217         Jun-01
---------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
Edge switches        ISI-SW1          Cisco Catalyst 2900          FAA0327I0AK  002525       expired
---------------------------------------------------------------------------------------------------------------------
                     ISI-SW2          Cisco Catalyst 2900          FAB0421V167  002212       expired
---------------------------------------------------------------------------------------------------------------------

* Denotes systems with no visible serial number. Either the number was partially erased, or couldn't be seen without powering down the system and removing it from the racks.

2.  Intellectual Property and Other Data:

    (a) All of Seller's right, title and interest in and to the Internet domain names TALKCITY.COM, BUSINESSTALKCITY.COM, TALKCITY.ORG, TALK-CITY.COM, TALK-CITY.NET, TALK-CITY.ORG, TALKCITYINC.COM, TALKCITYINC.NET,
TALKCITYPRODUCTIONS.NET, TALKCITYPRODUCTION.COM, TALKCITYPRODUCTIONS.COM,
IMAGES-TALKCITY.NET, IMAGES-TALKCITY.ORG, IMAGES-TALKCITY.COM,
SANTASWORKSHOP.NET, and SANTASWORKSHOP.ORG.

    (b) Data collected from registered members of Talk City during registration and in response to subsequent requests for information (including, but not limited to, opt-in newsletter subscriptions) that is necessary for the proper functioning of the Web Site. Data includes first and last name, nickname, password, email address, zip code, and gender, and where appropriate, street address, newsletter subscriptions, income, occupation and selected other demographic information. All data was collected under privacy agreement that limits the site's ability to share individual information with third-parties without the express permission of the user.

    (c) All of Seller's right, title and interest in the mark "TALK CITY" and any mark incorporating the phrase "TALK CITY," including the following registered and unregistered trademarks, including all goodwill and going concern value associated with such trademarks:

------------------------------------------------------------------------------------------------------
Country       Trademark              Class     File Date  Application     Reg.      Reg.      Status
Name          Name                                        Number          Date      Number
------------------------------------------------------------------------------------------------------
Australia     TALK CITY              35, 42    04-Apr-00  830820                              Filed
--------------------------------------------------------------------------------------------------------
Brazil        TALK CITY              35        07-Apr-00  822622106                           Published
--------------------------------------------------------------------------------------------------------
Brazil        TALK CITY              42        07-Apr-00  822622114                           Published
--------------------------------------------------------------------------------------------------------
Canada        TALK CITY              35, 42    10-Apr-00  1054535                             Filed
--------------------------------------------------------------------------------------------------------
Chile         TALK CITY              35        06-Jun-00  489.103       24-Oct-00  580.035    Registered
--------------------------------------------------------------------------------------------------------
Chile         TALK CITY              42        06-Jun-00  489.106       17-Nov-00  582.729    Registered
--------------------------------------------------------------------------------------------------------
China         TALK CITY              35        10-May-00  2000062243                          Filed
--------------------------------------------------------------------------------------------------------
China         TALK CITY              42        10-May-00  2000062242                          Filed
--------------------------------------------------------------------------------------------------------
European      TALK CITY              9,35,38   04-Apr-00  1592245                             Filed
Community                            42
--------------------------------------------------------------------------------------------------------
Hong Kong     TALK CITY              35        06-Apr-00  7437/2000                           Filed
--------------------------------------------------------------------------------------------------------
Hong Kong     TALK CITY              42        06-Apr-00  7438/2000                           Filed
--------------------------------------------------------------------------------------------------------
India         TALK CITY              16        13-Jul-00                                      Filed
--------------------------------------------------------------------------------------------------------
India         TALK CITY              16        13-Jul-00                                      Filed
--------------------------------------------------------------------------------------------------------
India         TALK CITY              16        13-Jul-00                                      Filed
--------------------------------------------------------------------------------------------------------
Israel        TALK CITY              35        05-Apr-00  136598                              Filed
--------------------------------------------------------------------------------------------------------
Israel        TALK CITY              42        05-Apr-00  136599                              Filed
--------------------------------------------------------------------------------------------------------
Japan         TALK CITY              35, 42    06-Apr-00  035788/2000                         Filed
--------------------------------------------------------------------------------------------------------
Korea         TALK CITY              35,42     11-Apr-00  2000-10641                          Filed
(South)
--------------------------------------------------------------------------------------------------------
Malaysia      TALK CITY              35        17-Apr-00  2000/04551                          Filed
--------------------------------------------------------------------------------------------------------
Malaysia      TALK CITY              42        17-Apr-00  2000/04550                          Filed
--------------------------------------------------------------------------------------------------------
Mexico        TALK CITY              35        08-May-00  424104                              Filed
--------------------------------------------------------------------------------------------------------
Mexico        TALK CITY              42        08-May-00  424105                              Filed
--------------------------------------------------------------------------------------------------------
New Zealand   TALK CITY              35        06-Apr-00  612013        06-Apr-00             Registered
--------------------------------------------------------------------------------------------------------
New Zealand   TALK CITY              42        06-Apr-00  612014        06-Apr-00  612014     Registered
--------------------------------------------------------------------------------------------------------
Philippines   TALK CITY              35, 42    26-Apr-00  4-2000-03378                        Filed
-------------------------------------------------------------------------------------------------------
Switzerland   TALK CITY              35, 42    06-Apr-00  04136/2000                          Filed
-------------------------------------------------------------------------------------------------------
Taiwan        TALK CITY              35        05-Apr-00  89018149                            Filed
-------------------------------------------------------------------------------------------------------
Taiwan        TALK CITY              42        05-Apr-00  89018150                            Filed
-------------------------------------------------------------------------------------------------------

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
United        TALK CITY              42        12-Aug-96   75/148,205   14-Oct-97   2105063   Registered
States
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United        TALK CITY              35, 38    1-Oct-99    75/812,746                         Filed
States                               41, 42
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United        TALK CITY              42        15-Dec-99   75/872,566                         Filed
States        SHOPPING
              NETWORK
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


3.  Inventory:

    To the extent possible after the use of reasonable commercial efforts, all physical items containing the TALK CITY or Web Site name or logo, including without limitation all inventories of clothing items, marketing collateral, stationery, logo gear and similar items to which any such name or logo has been affixed.

4.  Assigned Contracts:

    (a) WebTV.  WebTV Networks, Inc. - Talk City Content and Services
        -----
Agreement, dated July 19, 1998, by and between WebTV Networks, Inc. ("WebTV")
                                                                      -----
and Talk City, Inc., as amended by the First Amendment to WebTV Networks, Inc. - Talk City Content and Services Agreement, effective as of July 27, 2000.

    (b) Juno.  Talk City Chat Link Partner Agreement, dated November 10,
        ----
2000, by and between Juno Online Services, Inc. ("Juno") and Talk City, Inc.
                                                  ----

    (c) Earthlink. Talk City Chat Link Partner Agreement, dated [_______],
        ---------
by and between Earthlink Network, Inc. ("Earthlink") and Talk City, Inc.
                                         ---------

    (d) DoubleClick.  Netgravity Adserver License Agreement, dated August
        -----------
29, 1996, between Netgravity, Inc. and Liveworld. (Netgravity was sold to DoubleClick, Inc. "DoubleClick").)
                   -----------

    (e) adReady.   Media Representation Agreement, dated as of March 7,
        -------
2001, by and between adReady.com, Inc. ("adReady") and Talk City Marketing
                                         -------
Group.

    (f) L90. Internet Advertising and Ad Serving Agreement, dated February
        ---
27, 2001, by and between L90, Inc. ("L90") and Talk City.com.
                                     ---

    (g) 24/7.  Network Affiliation Agreement, no date, but faxed on March
        ----
23, 1998 and bearing a January 30, 1998 date in the right-hand footer, by and between 24/7 Media, Inc. ("24/7") and Liveworld Productions.
                           ----

    (h) InPhonic.  Confidential Marketing and Distribution Agreement,
        --------
dated February 8, 2000, by and between InPhonic.com, Inc. ("InPhonic") and Talk
                                                            --------
City, Inc.

    (i) iSyndicate.  Content User Agreement, dated November 22, 1999, by
        ----------
and between iSyndicate Inc. ("iSyndicate") and Talk City, Inc.; and Renewal
                              ----------
Content User Agreement, signed by Talk City on February 7, 2001, by and between iSyndicate and Talk City, Inc.

    (j) TC PIRCH.  Licensing agreement covering the development and use of
        --------
a downloadable chat client (Windows) for use in participating in chats on the Talk City site. (Seller cannot find a copy of this contract, but has been billed for the services.)

    (k) TC Ircle. Licensing agreement covering the development and use of a
        --------
downloadable chat client (Macintosh) for use in participating in chats on the Talk City site. (Seller cannot find a copy of this contract, but has recently paid for the services.)

    (l) WebCrossing. This is a discussion board utility license.(Seller cannot
        -----------
find a copy of this contract. However, Seller has purchased numerous upgrades from Web Crossing and believes that the parties are in oral agreement that Seller has the right to use the Web Crossing license to build discussion boards for the Web Site and for third-parties.)

    (m) Avenue A. Advertising contract, by and among Avenue A and Talk City.
        --------
This contract is unsigned.

    (n) I/PRO.  (Seller cannot find a copy of this contract.)
        -----

                                Schedule 1.2(a)
                                ---------------

                              Assumed Liabilities
                              -------------------

     Subject to the terms and conditions of the attached Agreement, Buyer shall assume and become responsible for, from and after the Closing, all liabilities related to, arising out of or associated with the use, conduct, or operation of Acquired Assets, including but not limited to, the following:

     . liabilities and costs associated with Hardware, including any and all maintenance contracts relating to such Hardware, but only to the extent that Buyer wishes to keep the maintenance contracts in effect after the Closing;

     .  liabilities under the Assigned Contracts arising after the Closing Date;

     . any and all advertising commissions that relate to the Web Site which arise after the Closing;

     . all costs, charges and fees associated with the operation of the Web Site after the Closing, including, but not limited to, any fees or costs due in accordance with the Web Site Services and Maintenance Agreement executed by Buyer and Seller contemporaneously with this Agreement, and any and all employee, independent contractor and/or volunteer claims that (i) arise after the Closing and (ii) relate to operation of the Web Site after the Closing;

     . all fees, charges, taxes or other costs relating to the Web Site that are assessed by any governmental agencies in connection with the post-Closing operation of the Web Site;

     . all post-Closing fees, charges, or other costs relating to the registration, preservation, maintenance and/or protection of the domain names, trademarks, copyrighted materials and/or registrable Intellectual Property;

     . any costs, obligations, expenses or liabilities arising out of the consummation of the transactions contemplated hereby, including, without limitation, any transfer, sales or other taxes which become payable as a result thereof;

     . any damages or sums that may be or become payable to any third parties resulting from the use or operation of the Acquired Assets after the Closing Date;

     . to the extent that Seller is unable to secure a release from UUNET Technologies, Inc. ("UUNET") of that portion of the existing UUHost
                             -----
        Multi-Megabit Colocation Services Agreement, dated as of March 17, 2000, by and between UUNET Technologies, Inc. and Talk City, Inc. (hereinafter, the "UUNET Agreement") that applies to the Business, Buyer
                           ---------------
        shall be assume and be responsible for all payments and other obligations under the UUNET Agreement that are attributable to, or can be apportioned to the maintenance and operation of the Web Site. As soon as reasonably practicable, Seller shall ask UUNET to issue separate bills on a going-forward basis that detail only those bandwidth and related charges that relate to the operation of the Web Site. Until UUNET is capable of issuing separate billing in this manner, the parties shall use good faith efforts to agree upon an equitable division of UUNET's bills in order to most accurately reflect the Web Site's portion of UUNET bandwidth charges. After UUNET separates its billing, Seller shall deliver to Buyer copies of the monthly UUNET bills relating to the Web Site, and Buyer shall pay the bills in full no later than thirty (30) days after receipt. At the completion or expiration of the current term of the UUNET Agreement, Buyer may move to another bandwidth service provider, and all bills relating to such services shall be billed directly to Buyer.

     Notwithstanding the foregoing, Buyer is not assuming and shall not be responsible for any claims, costs or fees relating to the above categories that arise solely from the pre-Closing operation and/or maintenance of the Web Site.

                                Schedule 1.5(a)

               Preparation of Quarterly Cash Flow Statement and
                         Definitions of Related Terms

1. Each Quarterly Cash Flow Statement shall show the earnings of the Buyer for the period in question before the deduction of interest, taxes, depreciation and amortization, determined by reference to the unaudited financial statements of the Buyer for such period prepared in accordance with generally accepted accounting principles consistently applied (the "Quarterly EBITDA"), provided that the Quarterly EBITDA shall include the operating profit or loss of only those businesses acquired by Buyer after the Closing Date that are directly related to the Business.

2. "Cash Flow Positive" shall mean Quarterly EBITDA in an amount greater than $0.00, and "Cash Flow Positive Amount" shall mean any such amount.